                                                                    EXHIBIT 12.1

                         SUPERVALU INC. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                             For Fiscal Years Ended



(In thousands, except ratios)                    1st Qtr 2001   1st Qtr 2000  1st Qtr 2000*        2000           2000*
                                                 ------------   ------------  -------------        ----           -----
Earnings before income taxes                       $116,998      $152,220       $ 92,154         $447,454        $387,388

Less undistributed earnings of less than
    fifty percent owned affiliates                   (3,080)       (1,636)        (1,636)          (6,605)         (6,605)
                                                   --------      --------       --------         --------        --------

Earnings before income taxes                        113,918       150,584         90,518          440,849         380,783

Interest expense                                     63,636        35,570         35,570          154,482         154,482

Interest on operating leases                          8,165         5,036          5,036           23,838          23,838
                                                   --------      --------       --------         --------        --------

                                                   $185,719      $191,190       $131,124         $619,169        $559,103
                                                   ========      ========       ========         ========        ========

 Total fixed charges                                 71,801        40,606         40,606          178,320         178,320
                                                   ========      ========       ========         ========        ========

Ratio of earnings to fixed charges                     2.59          4.71           3.23             3.47            3.14
                                                   ========      ========       ========         ========        ========



(In thousands, except ratios)                      1999            1998             1998*            1997              1996
                                                   ----            ----             -----            ----              ----
Earnings before income taxes                      $316,261        $384,780        $294,746         $280,512         $267,692

Less undistributed earnings of less than
    fifty percent owned affiliates                  (5,943)         (7,388)         (7,388)         (15,813)         (11,136)
                                                  --------        --------        --------         --------         --------

Earnings before income taxes                       310,318         377,392         287,358          264,699          256,556

Interest expense                                   124,111         133,619         133,619          136,831          140,150

Interest on operating leases                        18,574          18,010          18,010           16,950           17,059
                                                  --------        --------        --------         --------         --------

                                                  $453,003        $529,021        $438,987         $418,480         $413,765
                                                  ========        ========        ========         ========         ========

 Total fixed charges                               142,685         151,629         151,629          153,781          157,209
                                                  ========        ========        ========         ========         ========

Ratio of earnings to fixed charges                    3.17            3.49            2.90             2.72             2.63
                                                  ========        ========        ========         ========         ========


* excludes one-time items
  2000 gain on sale and restructuring and other charges of $60,066 1998 gain on sale of ShopKo of $90,034